Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

ACTING CHIEF FINANCIAL OFFICER OF

VIKING MINERALS INC.

FORM 10-Q FOR THE THREE MONTH PERIOD ENDED JUNE 30, 2013

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Charles Irizarry, am the Chief Executive Officer and acting Chief Financial Officer of Viking Minerals Inc., a Nevada corporation (the "Company"). I am delivering this certificate in connection with the Quarterly Report on Form 10-Q of the Company for the three month period ended June 30, 2013 and filed with the Securities and Exchange Commission ("Quarterly Report").

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I hereby certify that, to the best of my knowledge, the Quarterly Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: January 25, 2014	By:	/s/ Charles Irizarry
Charles Irizarry
Chief Executive Officer, President, acting Chief Financial Officer, acting Principal Accounting Officer and Director